EXHIBIT 10.4

NO INTEREST HEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF BORROWER. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) BORROWER RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THIS NOTE SATISFACTORY TO BORROWER STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) BORROWER OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

CONVERTIBLE PROMISSORY NOTE

$492,000,000	JULY 1, 2015

FOR VALUE RECEIVED, TEEKAY OFFSHORE PARTNERS L.P., a limited partnership formed and existing under the laws of the Republic of the Marshall Islands and having its principal office at Fourth Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda (“Borrower”), hereby promises to pay to the order of TEEKAY CORPORATION, a corporation existing under the laws of the Republic of the Marshall Islands and having its principal office at Fourth Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda (“Lender”), the principal sum of Four Hundred Ninety-Two Million United States Dollars (USD 492,000,000), together with interest thereon (the “Loan”), which Loan is required by Borrower for financing its purchase of the floating production storage and offloading unit named “PETROJARL KNARR” and on the terms and conditions set forth in this Convertible Promissory Note (this “Note”).

1. INTERPRETATION

1.1 Definitions. Where used in this Note, each of the following words and phrases shall have the meanings set out below:

(a)	“Business Day” means any day except Saturday, Sunday or a statutory holiday in New York.

(b)	“Effective Date” means July 1, 2015.

(c)	“Event of Default” shall have the meaning given to it in Section 4.1 hereof.

1.2 Currency. All references to currency in this Note are references to the United States Dollars.

1.3 Costs and Expenses. Borrower hereby agrees to pay any and all costs and expenses (including but not limited to, reasonable attorneys’ fees and disbursements) incurred by Lender in connection with any action or proceeding instituted for collection of any payment under this Note or the Loan.

1.4 Governing Law. This Note shall in all respects be governed by and be construed in accordance with the laws of England without regard to the conflict of law rules of such nation. Any dispute arising out of or relating to this Note shall be referred to the High Court of Justice in London, England.

1.5 Amendments. Subject to Section 5.3 of the Series C Preferred Unit Purchase Agreement, dated as of the date hereof, by and among Borrower and the purchasers named on Schedule A thereto, no amendment or waiver of any provision of this Note, nor consent to any departure by Borrower from any such provision, shall in any event be effective unless such amendment, waiver or consent is in writing which is signed by Borrower and by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

1.6 Severability. If any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

1.7 Included Words. Wherever the singular or the masculine is used herein the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

1.8 Headings. The headings to the clauses of this Note are inserted for convenience only and shall not affect the construction hereof.

2. TERMS OF THE LOAN

2.1 Loan Amount. Borrower acknowledges and agrees that the outstanding balance of the Loan as of the Effective Date is Four Hundred Ninety-Two Million United States Dollars (USD 492,000,000.00).

2.2 Mandatory Conversion. No later than July 31, 2015, Borrower shall convert Three Hundred Million United States Dollars (USD 300,000,000) of the then-outstanding principal on this Note (the “Conversion Principal”) at a conversion rate of $20.83 per Common Unit into 14,402,304 Common Units (the “Conversion Units”) of Borrower. Immediately upon issuance of the Conversion Units pursuant to this Section 2.6, the Conversion Principal shall no longer be deemed outstanding, and will be deemed paid.

2.3 Payments of Principal. If not sooner paid according to the terms hereof, Borrower shall pay the principal amount of the Loan that is not the Conversion Principal (the “Cash Principal,” and together with the Conversion Principal, the “Principal”), together with accrued interest on the unpaid Principal, in full on July 1, 2016.

2.3 Prepayments. Borrower, at any time or times and without premium or penalty, may prepay the unpaid Cash Principal, in whole or in part, together with accrued interest thereon.

2.4 Accrual and Payment of Interest. Interest shall accrue from day to day on the unpaid Principal at a rate of 6.50% per annum and shall be due and payable by Borrower to Lender quarterly on the dates of March 31, June 30, September 30 and December 31.

2.5 Place of Payments. All payments to be made by Borrower to Lender under this Note shall be made to Lender in immediately available funds at its office first noted above, or at such other place as Lender shall designate in writing.

3. COVENANTS

Borrower covenants and agrees with Lender that:

3.1 Conduct of Business. Borrower will carry on and conduct its business in a proper business-like manner in accordance with good business practice and, without limitation, will do or cause to be done all such acts and things to maintain its properties and assets in a business-like manner and preserve and maintain its existence, licences, rights, franchises and privileges in the jurisdiction of its formation, amalgamation or continuation, as the case may be, and all authorizations, consents, approvals, orders, licences, exemptions from or registrations or qualifications with any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality that are necessary or materially valuable in the operation of its business.

3.2 Comply with Laws. Borrower will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which might adversely affect Borrower’s business or credit, except that Borrower need not comply with a requirement then being contested by Borrower in good faith by appropriate proceedings as long as no interest of Lender may be materially impaired thereby.

3.3 Records. Borrower will keep adequate records and books of account reflecting all financial transactions in conformity with generally accepted accounting principles and, when requested so to do, forthwith make available for inspection by duly authorized representatives of Lender any of its books and records and furnish Lender with any information regarding its business affairs and financial condition.

4. EVENTS OF DEFAULT

4.1 Events of Default. Each of the following events constitutes an “Event of Default” under this Note:

(a)	Borrower defaults in the payment or conversion when due of any Principal of the Loan, any interest thereon or any other amount payable under this Note;

(b)	Borrower defaults in the performance of any other term, covenant, condition, agreement, undertaking or provision of this Note and such default continues for more than Thirty (30) days after written notice has been given by Lender to Borrower;

(c)	an order is made or a resolution passed for the liquidation or winding-up of Borrower; and/or

(d)	if Borrower becomes insolvent, admits in writing its inability to pay its debts as they become due or otherwise acknowledges its insolvency, commits an act of bankruptcy, makes an assignment or bulk sale of its assets, is adjudged or declared bankrupt or makes an assignment for the benefit of creditors or a proposal or similar action under any bankruptcy and insolvency legislation applicable to Borrower, or commences any other proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or thereafter in effect, or consents to any such proceeding.

4.2 Remedies For Events of Default. Upon the occurrence of an Event of Default, Lender may:

(a)	forthwith declare due and payable the outstanding balance of the Loan and any accrued interest thereon without demand, protest or other notices of any kind, all of which are hereby expressly waived; and/or

(b)	exercise any and all rights, powers, remedies and recourses available to Lender under this Note, at law, in equity or otherwise.

4.3 Waiver of Default. Lender may by written instrument in its absolute discretion at any time and from time to time waive any breach by Borrower of any of the covenants herein.

4.4 No Waiver. No failure or delay on the part of Lender in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

5. WARRANTIES AND REPRESENTATIONS

Borrower hereby warrants and represents to Lender that:

5.1 Due Formation. Borrower has been duly formed pursuant to the laws of the Republic of the Marshall Islands, and that it has been validly organized and is validly existing and in good standing with respect to the filing of all required reports under the laws of the Republic of the Marshall Islands.

5.2 Power. Borrower has all requisite power and authority to carry on its business as the same is now being conducted and in the jurisdictions where it is carried on and is authorized and empowered to authorize, create, execute and deliver and to carry out and perform its obligations, covenants and agreements under this Note.

5.3 Note Validly Authorized. This Note has been duly and validly authorized and executed by it and when delivered to Lender will constitute a valid, legal and binding obligation of it.

5.4 No Defaults. Neither the creation, authorization, execution or delivery of any of this Note, nor the performance or observance of covenants, agreements or obligations to be kept, observed or performed by it under the same conflicts with or will conflict with or results or will result in a breach of any of the terms, provisions or conditions of any law or any regulation, any order, writ, injunction or decree of any court or other agency of government or any agreement or instrument to which it is a party, by which it is bound or to which any of its properties or assets are subject.

6. MISCELLANEOUS

6.1 Survival of Representations, etc. All representations, warranties, covenants and agreements made herein and in any certificate or other document expressed to be delivered pursuant hereto by or on behalf of Borrower shall continue in full force and effect so long as any of the principal amount of or interest on the Loan remains outstanding and unpaid.

6.2 Notice. A notice, demand, consent or request required or permitted to be given pursuant to this Note may only be given in writing and by delivery or by confirmed facsimile transmission to the address or facsimile number of such party set out below or at such other address or facsimile number as that party may designate by notice under this Note:

(a)	if to Lender:

TEEKAY CORPORATION

c/o Teekay Shipping (Canada) Ltd.

Suite 2000, 550 Burrard Street

Vancouver BC V6C 2K2

Fax: +1 (604) 681-3001

Attention: Renee Eng, Manager Treasury

(b)	if to Borrower:

TEEKAY OFFSHORE PARTNERS L.P.

c/o Teekay Shipping (Canada) Ltd.

Suite 2000, 550 Burrard Street

Vancouver BC V6C 2K2

Fax: +1 (604) 681-3001

Attention: Renee Eng, Manager Treasury

Any notice aforesaid shall, if actually delivered be deemed to have been given and made at the time of delivery and if sent by facsimile device be deemed to have been given or made on the day in the jurisdiction of the sender following the date it was sent.

6.3 Time of the Essence. Time is expressly declared and stipulated to be of the essence hereunder in respect of all payments to be made and all covenants, agreements and obligations to be performed and fulfilled hereunder. Any extension of time shall not be deemed to be or to operate in law as a waiver on the part of Lender that time is to be of the essence.

6.4 Non-Business Days. If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a Business day, then such act or payment shall be performed or made on the following Business day.

6.5 Granting Extensions, etc. Lender may grant extensions, accept compositions, grant releases and discharges, and otherwise make arrangements and deal with Borrower and with other persons as Lender may see fit, without prejudice to their respective liability to Lender or Lender’s rights hereunder.

6.6 Enurement. This Note will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

6.7 Counterparts. This Note may be executed in any number of counterparts or facsimile counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned execute this Note, effective as of the date first above written.

TEEKAY OFFSHORE PARTNERS L.P.

By: Teekay Offshore GP L.L.C., its general partner

/s/ Edith Robinson
Edith Robinson, Secretary

ACKNOWLEDGED AND AGREED:

TEEKAY CORPORATION

/s/ Art Bensler
Art Bensler, Secretary